Exhibit 10.11.4

GUARANTOR JOINDER AGREEMENT

THIS GUARANTOR JOINDER AGREEMENT (this “Joinder”) is executed as of 28 January 2013 by (i) Ancelux 3 S.À R.L., a private limited liability company (société à responsabilité limitée), incorporated and existing under Luxembourg law, with registered office at 282, route de Longwy, L-1940 Luxembourg, registered with the register of commerce and companies of Luxembourg under the number B 174.275 and having a share capital of USD 22,000.- and (ii) Ancelux 4 S.à r.l. a sociéte à responsabilité limitée incorporated and existing under Luxembourg law, having its registered office at 282, route de Longwy, L-1940 Luxembourg, Grand-Duchy of Luxembourg and registered with the Luxembourg register of commerce and companies under B 174.224 and having a share capital of USD 18,000.- (the “Joining Parties”), and delivered to Barclays Bank PLC, as Administrative Agent and as Collateral Agent, for the benefit of the Secured Parties and their respective successors and assigns under the Credit Agreement (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Anvil US 1 LLC, a Delaware corporation (“Holdings”), Global Generations International Inc., a Delaware corporation (“U.S. Holdings”), Ancestry.com Inc. (f/k/a Global Generations Merger Sub Inc.), a Delaware corporation (the “Borrower”), the Subsidiary Guarantors from time to time party thereto, the several banks, financial institutions, institutional investors and other entities from time to time parties to the Credit Agreement as lenders or holders of the Loans (the “Lenders”) and issuers of Letters of Credit and Barclays Bank PLC, as Administrative Agent (together with any successor Administrative Agent, the “Administrative Agent”), have entered into a Credit and Guaranty Agreement, dated as of December 28, 2012 (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participations in, Letters of Credit for the account of, the Borrowers, all as contemplated therein;

WHEREAS, Holdings and/or one or more of their respective Subsidiaries may at any time and from time to time enter into one or more (i) Specified Swap Agreements with one or more Qualified Counterparties and/or (ii) Cash Management Obligations with a Qualified Counterparty or other bank or financial institution;

WHEREAS, each Joining Party is a direct or indirect Subsidiary of Holdings and desires, or is required pursuant to the provisions of the Credit Agreement, to become a Subsidiary Guarantor under the Credit Agreement; and

WHEREAS, each Joining Party will obtain benefits from the incurrence of Loans by, and the issuance of, and participations in, Letters of Credit for the account of, the Borrower, in each case pursuant to the Credit Agreement and the entering into by the Borrower and/or one or more of Holding’s Subsidiaries of Specified Swap Agreements and/or Cash Management Obligations, accordingly, desires to execute this Joinder in order to (i) satisfy the requirements described in the preceding recital and (ii) induce (x) the Lenders to continue to make Loans to the Borrower and the Issuing Lenders to continue to issue Letters of Credit for the account of the Borrower pursuant to the Credit Agreement and (y) the Qualified Counterparties to continue to enter into Specified Swap Agreements and/or Cash Management Obligation with the Borrower and/or one or more of Holding’s Subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to each Joining Party, the receipt and sufficiency of which are hereby acknowledged, each Joining Party hereby makes the following representations and warranties to the Administrative Agent for the benefit of the Secured Parties and hereby covenants and agrees with the Administrative Agent for the benefit of the Secured Parties as follows:

1. By this Joinder, each Joining Party becomes a Subsidiary Guarantor for all purposes under the Credit Agreement.

2. Each Joining Party agrees that, upon its execution hereof, it will become a Subsidiary Guarantor under the Credit Agreement with respect to all Guaranteed Obligations, and will be bound by all terms, conditions and duties applicable to a Subsidiary Guarantor under the Credit Agreement and the other Loan Documents. Without limitation of the foregoing, and in furtherance thereof, each Joining Party unconditionally (to the fullest extent permitted under applicable law), absolutely and irrevocably guarantees on a joint and several basis the due and punctual payment and performance of all Guaranteed Obligations (on the same basis as the other Subsidiary Guarantors under the Credit Agreement).

3. Without limiting the foregoing, to the extent applicable, each Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by each Subsidiary Guarantor pursuant to Section 6 (Representations and Warranties) of the Credit Agreement and agrees to be bound by all covenants, agreements and obligations of a Subsidiary Guarantor pursuant to the Credit Agreement and all other Loan Documents to which it is or becomes a party. Each Joining Party hereby represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor under the Credit Agreement are true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the date hereof, except to the extent such representations and warranties relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except where such representations and warranties are already qualified by materiality, in which case such representation and warranty shall be accurate in all respects) as of such earlier date. Each reference to a Subsidiary Guarantor in the Credit Agreement shall be deemed to include the Joining Parties.

4. This Joinder shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns; provided that none of the Joining Parties may assign any of its rights, obligations or interest hereunder or under any other Loan Document, except as otherwise permitted by the Loan Documents. THIS JOINDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT FOR NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS JOINDER SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION OF THIS JOINDER, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. This Joinder may be executed in any number of counterparts and by the different parties hereto or separate counterparties, each of which when so executed or delivered shall be an original, but all of which together shall constitute one and the same instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder which shall remain binding on all parties hereto. Delivery of an executed counterpart by facsimile or electronic transmission shall be as effective as delivery of an executed original counterpart.

5. From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

6. The effective date of this Joinder is January 28, 2013.

7. Each Luxembourg Obligor is in compliance with all requirements of the Luxembourg legislation and regulations on the domiciliation of companies, and in particular with the Luxembourg Act dated May 31, 1999 on the domiciliation of companies, as amended from time to time. The office (administration centrale), the place of effective management (siège de direction effective) and (for the purposes of the Council Regulation (EC) N° 1346/2000 of May 29, 2000 on insolvency proceedings) the center of main interests (centre des intérèts principaux) of each Luxembourg Obligor in Luxembourg is located at the place of its registered office (siège statutaire) in Luxembourg.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have caused this Joinder to be executed and delivered by a duly authorized officer on the date first above written.

Ancelux 3 S.à r.l.

Duly represented by:	/s/ Séverine Michel
Name: Séverine Michel
Title: Manager and Authorized Signatory

Address for notices:

Att. Board of Managers

282, route de Longwy, L-1940 Luxembourg Ancelux 4 S.à r.l.

Duly represented by:	/s/ Séverine Michel
Name: Séverine Michel
Title: Manager and Authorized Signatory

Address for notices:

Att. Board of Managers

282, route de Longwy, L-1940 Luxembourg

Accepted as of the date first above written:

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Noam Azachi
Name: Title:	Noam Azachi Assistant Vice President